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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

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
NAME OF SUBSIDIARY                                             PLACE OF INCORPORATION
-----------------------------------------------                ----------------------
AMTROL Canada Ltd.                                             Ontario, Canada

Water Soft Inc.                                                Rhode Island

AMTROL International Investments Inc.                          Rhode Island

AMTROL Europe Ltd.                                             United Kingdom

AMTROL Holdings Netherlands B.V.                               Netherlands

AMTROL Poland Sp z.o.o.                                        Swarzedz, Poland

AMTROL Holdings Portugal, SGPS, Unipessoal, Lda.               Guimaraes, Portugal

AMTROL-ALFA Metalomecanica, S.A.                               Guimaraes, Portugal

AMTROL Asia Pacific Ltd.                                       Hong Kong
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